April 5, 2007                                       Mayer, Brown, Rowe & Maw LLP
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Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, MN  55437

   Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2007-SP1

Ladies and Gentlemen:

     We have advised Residential Asset Mortgage Products, Inc. (the
"Registrant") with respect to certain federal income tax aspects of the issuance of the Mortgage Asset-Backed Pass-Through Certificates, Series 2007-SP1 (the
"Certificates"), which will be issued pursuant to a Pooling and Servicing
Agreement, dated as of March 1, 2007, as more particularly described in the prospectus, dated December 4, 2006 (the "Base Prospectus"), and the prospectus supplement, dated April 5, 2007 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-131211) as filed by the Registrant with the Securities and Exchange Commission (the "Commission")
under the Securities Act of 1933, as amended (the "Act"), on January 20, 2006, and declared effective on March 31, 2006 (the "Registration Statement").
Capitalized terms used but not defined herein have the meanings specified in the
Prospectus.

     The description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Material Federal Income Tax
Consequences" in the Base Prospectus and in the Prospectus Supplement does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion such description is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto. In addition, we adopt and confirm the statements in the description identified as the opinion of special United States federal tax counsel.

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Residential Asset Mortgage Products, Inc.
April 5, 2007

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

                            [SIGNATURE PAGE FOLLOWS]

Residential Asset Mortgage Products, Inc.

     We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Mayer, Brown, Rowe & Maw LLP
                                        MAYER, BROWN, ROWE & MAW LLP